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                                                                    EXHIBIT 4.53

                                 AMENDMENT II TO
                     STRATEGIC CONSULTING SERVICE AGREEMENT

     This Amendment II to the Strategic Consulting Service Agreement ("Amendment II") is entered into on this 28th day of December, 2004, in Shanghai by and between Shengqu Information Technology Co., Ltd. ("Shengqu"), a wholly foreign-owned company organized and existing under the laws of the People's Republic of China ("PRC") and Shanghai Shanda Networking Co., Ltd. ("Shanda Networking"), a domestic company organized and existing under the laws of the PRC.

WHEREAS,

A. Shanda Networking and Shengqu (the "Parties") entered into a Strategic Consulting Service Agreement dated January 19, 2003 (as amended by Amendment I, the "Agreement");

B. The Parties entered into an Amendment Strategic Consulting Service Agreement dated December 28, 2004 (the "Amendment I"); and

C.   The Parties wish to further amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the applicable conditions, the Parties agree to amend the Agreement as follows:

1.   Section 3.1(2) of the Agreement is added as follows:

     The standard monthly fee per player shall be RMB150 per month for the year 2005 due to an increase in per-user expenses.

2.   Section 3.1(4) of the Agreement is added as follows:

     The other reasonable costs per month shall be RMB190,000,000 for the year 2005.

3.   Other provisions of the Agreement shall remain in full force and effect.

4. This Amendment II shall replace the Amendment I and become effective only after it has been singed by Parties.

5. This Amendment II shall be governed by and construed in accordance with the laws of the PRC.

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IN WITNESS WHEREOF, the Parties have caused this Amendment II to be executed by their respective duly authorized signatories as of the day and year first written above.

SHENGQU INFORMATION TECHNOLOGY
(SHANGHAI) CO., LTD.


By:
    ---------------------------------
Name: Chen Tianqiao
Title: Chief Executive Officer


SHANGHAI SHANDA NETWORKING CO., LTD.


By:
    ---------------------------------
Name: Tang Jun
Title: President


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